Exhibit 23.1

                CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Form S-8 File Numbers 333-15307 pertaining to the Employee ESOP/401(k) Plan, 333-15309 pertaining to the Directors fees, 333-15311 pertaining to the 1996 Stock Option Plan, and 333-92427 pertaining to the 1998 Non-employee Directors Stock Plan and 1998 Stock Option Plan) of our report dated February 21, 2003, with respect to the consolidated financial statements of VSE Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.





                                                 /s/ Ernst & Young LLP


  McLean, Virginia
  March 4, 2003




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